Exhibit 99.1



                             N E W S R E L E A S E


July 28, 2005                                        Direct Inquiries To:
                                                     Paul O. Koether, Chairman
                                                     (908) 766-7220


     Cortech Inc. Receives Notice of Delisting from The Nasdaq Stock Market
     ----------------------------------------------------------------------

     BEDMINSTER, NEW JERSEY, JULY 28, 2005 - CORTECH, INC. (NASDAQ - "CRTQ") today announced that it received notice from The Nasdaq Stock Market, Listing Qualifications Department, that the staff had determined that the Company's securities will be delisted from The Nasdaq SmallCap Market. The Company's securities will be delisted at the opening of business on August 2, 2005. The Company currently does not plan to appeal the staff's determination.

     The staff's determination, by letter dated July 22, 2005, was based on Nasdaq Marketplace Rules 4300 and 4330(a)(3), which provides generally that Nasdaq may apply more stringent criteria to preserve and strengthen the quality and integrity of the Nasdaq Stock Market and which gives Nasdaq discretionary authority over continued inclusion of securities in The Nasdaq Stock Market. The staff stated its belief that the company does not have an operating business and that the company is a public shell.

     Cortech is actively seeking acquisitions and/or a merger partner.

     Cortech has 3,595,780 shares outstanding.













     This release contains forward-looking statements which may involve known and unknown risks, uncertainties and other factors that may cause Cortech's actual results and performance in future periods to be materially different from any future results or performance suggested by these statements. Cortech cautions investors not to place undue reliance on forward-looking statements, which speak only to management's expectations on this date.